Exhibit 10.20

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of April 30, 2021, by and among APEX CLEARING CORPORATION, a New York corporation (the “Borrower”), the Lenders party hereto, and BMO HARRIS BANK N.A, as Administrative Agent (the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.    The Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement, dated as of September 13, 2018, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.    The Borrower has requested that the Lenders make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.    The following defined terms appearing in Section 1.1 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Commitment” means, as to any Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders aggregate $225,000,000 on the Third Amendment Effective Date.

“Termination Date” means the earliest to occur of: (i) April 29, 2022, (ii) the date upon which a Termination Event occurs, or (iii) the date upon which the Commitment is terminated in whole pursuant to Section 2.9, 9.2 or 9.3.

1.2.    Section 1.1 of the Credit Agreement shall be and hereby is amended by inserting the new defined terms in their appropriate alphabetical order, each such defined term to read in its entirety as follows:

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Patriot Act.

“Benchmark” means, initially, the LIBOR Quoted Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Quoted Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement:

(1)    for purposes of clause (1) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement; and

(2)    for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Base Rate,” the definition of “Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment notices, the length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)    in the case of an Early Opt-in Election, the 6th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the FRBNY, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Index, the occurrence of:

(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State) or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the FRBNY (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the FRBNY’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of ____________, 2021, by and among the Borrower, the Lenders, and the Administrative Agent.

“Third Amendment Effective Date” means the date that the Third Amendment becomes effective in accordance with its terms.

1.3.    The defined terms “OFAC Event” and “OFAC Sanctions Programs” shall be deleted from Section 1.1 of the Credit Agreement and any reference in the Loan Documents to such terms shall have no force or effect.

1.4.    Section 1 of the Credit Agreement shall be and hereby is further amended by inserting a new Section 1.5 immediately after Section 1.4 to read in its entirety as follows:

Section 1.5.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.5.    Section 4 of the Credit Agreement shall be and hereby is amended by inserting a new Section 4.4 immediately after Section 4.3 thereof to read in its entirety:

4.4    Effect of Benchmark Transition Event.

(i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.4.

1.6.    Section 6.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 6.6.    No Material Adverse Change. Since December 31, 2020, there has been no Material Adverse Effect.

1.7.    Section 6.18 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 6.18.    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. (a) None of the Loan Parties, any of their Subsidiaries, any director, officer or employee of any Loan Party or any of their Subsidiaries, nor, to the knowledge of the Borrower, any agent or representative of any Loan Party or any of their Subsidiaries, is a Sanctioned Person or currently the subject or target of any Sanctions.

(b)    The Loan Parties, each of their Subsidiaries, each of the Loan Parties’ and their Subsidiaries’ respective directors, officers and employees, and, to the knowledge of the Borrower, each of the Loan Parties’ and their Subsidiaries’ respective agents and representatives, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)    The Loan Parties and their Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

1.8.    Section 8.14 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.14.    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) The Borrower shall at all times comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to the Borrower and shall cause each other Loan Party and each of its and their respective Subsidiaries to comply with the requirements of all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions applicable to such Persons.

(b)    The Borrower shall provide the Administrative Agent and the Lenders any information regarding the Borrower, each other Loan Party, and each of their respective owners, Affiliates, and Subsidiaries necessary for the Administrative Agent and each Lender to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them.

(c)    The Loan Parties will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries, and the Loan Parties’ and their Subsidiaries’ respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti Money-Laundering Laws and Sanctions

1.9.    Section 8.18 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.18.    Use of Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof. None of the proceeds from the Loans shall be used to make any Adequate Assurance Deposit. The Borrower will not request any Loan, and the Borrower shall not use, and shall ensure that its Subsidiaries and Affiliates, and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

1.10.    Section 8.21(a) and Section 8.21(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a)    Minimum Total Regulatory Capital. The Borrower shall at all times maintain Total Regulatory Capital of not less than $315,000,000.

(b)    Minimum Excess Net Capital. The Borrower shall at all times maintain Excess Net Capital of not less than $200,000,000.

1.11.    Exhibit A, Exhibit E and Schedule 2.1 of the Credit Agreement shall be amended and replaced in the form of Exhibit A, Exhibit E and Schedule 2.1, respectively, attached hereto.

1.12.    The Borrower and the Administrative Agent acknowledge and agree that U.S. Bank National Association shall be designated as the “Syndication Agent” under the Credit Agreement.

SECTION 2.       CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.    The Borrower, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.

2.2.    If requested by any Lender, the Borrower shall have executed and delivered to the Administrative Agent a Note for such Lender dated the date hereof and otherwise in compliance with the provisions of Section 2.8 of the Agreement.

2.3.    The Administrative Agent shall have received copies (executed or certified as may be appropriate) of resolutions of the Board of Directors or other governing body of the Borrower authorizing the execution, delivery, and performance of this Amendment.

2.4.    The Administrative Agent shall have received an incumbency certificate containing the name, title and genuine signature of the Borrower’s Authorized Representatives.

2.5.    The Administrative Agent shall have received good standing certificates for the Borrower, dated as of a date no earlier than 30 days prior to the date hereof, from the New York Secretary of State.

2.6.    Each of the Lenders shall have received, sufficiently in advance of the Third Amendment Effective Date, all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.24; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower.

2.7.    Legal matters incident to the execution and delivery of the Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Administrative Agent and its counsel; and the Administrative Agent shall have received the favorable written opinion of in-house counsel for the Borrower in form and substance satisfactory to the Agent and its counsel.

2.8.    The Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of the Borrower evidencing the absence of Liens on their Property except as permitted by Section 8.8 of the Credit Agreement.

2.9.    The Administrative Agent shall have received evidence satisfactory to it that all amounts owing to Texas Capital Bank, National Association under the Credit Agreement shall have been paid in full.

2.10.    The Administrative Agent shall have received all fees required to be paid as set forth in that certain letter dated February 22, 2021 between the Borrower and the Administrative Agent.

2.11.    The Administrative Agent shall have received, for the ratable benefit of each Lender, an upfront fee equal to 0.10% of such Lender’s Commitment on the date hereof after giving effect to the Amendment; provided, that any amount paid to the Lenders party to that certain Second Amendment shall be pro-rated.

SECTION 3.       REPRESENTATIONS.

In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof:

3.1.    Authorization, Etc. The Borrower has the power and authority to execute, deliver and perform this Amendment and the other Loan Documents (if any) called for hereby. The Borrower has taken all necessary action (including, without limitation, obtaining approval of its equity holders, if necessary) to authorize its execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower’s execution, delivery and performance of this Amendment or such other Loan Documents, except for those already duly obtained. This Amendment and the other Loan Documents (if any) called for hereby have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The execution, delivery and performance of this Amendment and the other Loan Documents (if any) called for hereby by the Borrower does not (i) contravenes the terms of any of its Organizational Documents; (ii) conflict with or constitute a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon the Property of the Borrower by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any material agreements to which the Borrower is a party or which is binding upon it); or (iii) violates any applicable law in any material respect.

3.2.    No Change to Organizational Documents. The Borrower hereby certifies that (x) the copies of the Borrower’s Organizational Documents previously delivered to the Administrative Agent under the Loan Documents continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof; and (y) each Person previously identified by the Borrower to sign any Loan Document on its behalf continues to be so authorized on the date hereof and is authorized to sign this Amendment. The Lenders may conclusively rely on this certification until it is otherwise notified by the Borrower in writing.

3.3.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

3.4.    No Default. No Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.       REAFFIRMATIONS.

The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Loan Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Loan Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

SECTION 5       JOINDER; DEPARTING LENDER AND ASSIGNMENT OF INTERESTS.

5.1.    Except as otherwise provided in the Credit Agreement, effective as of the Third Amendment Effective Date, each of the financial institutions listed on the signature page as a New Lender (each a “New Lender” and collectively the New Lenders”) (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. The New Lenders hereby confirm that they have received a copy of the Loan Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans and other extensions of credit thereunder. The New Lenders acknowledge and agree that they have made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as they have deemed appropriate, their own credit analysis and decisions relating to the Loan Agreement. The New Lenders further acknowledge and agree that the Administrative Agent has not made any representations or warranties about the credit worthiness of the Borrower or any other party to the Credit Agreement or any other Loan Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Loan Document or the value of any security therefor.

5.2.    On the Third Amendment Effective Date, the Commitment of Texas Capital Bank, National Association (the “Departing Lender”) shall be terminated, and the Departing Lender shall cease to be a Lender under the Credit Agreement and the other Loan Documents. The Departing Lender shall have relinquished its rights (other than rights to indemnification and reimbursements referred to in the Credit Agreement which survive the repayment of the Obligations owed to the Departing Lender in accordance with its terms) and be released from its obligations under the Credit Agreement. The parties hereto agree that, except as provided for in the preceding sentence, all references in the Loan Documents to the Lenders or any Lender shall from and after the date hereof no longer include the Departing Lender and the Departing Lender shall have no obligations under this Agreement other than those set out in this Section 5.

5.3.    Upon the Third Amendment Effective Date, the Lenders each agree to make such purchases and sales of interests in the outstanding Loans among themselves so that each Lender is then holding its full pro rata share of all Loans in accordance with its Percentage. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

SECTION 6.       MISCELLANEOUS.

6.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit

Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Borrower agrees to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

6.2.    The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

6.3.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of Amendment. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder Left Intentionally Blank]

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

APEX CLEARING CORPORATION, as the Borrower

By /s/ Terry Ray
Name Terry Ray
Title Chief Operations Officer

Accepted and agreed to.

BMO HARRIS BANK N.A., as a Lender and as Administrative Agent

By /s/ Krupa Tantuwaya
Name Krupa Tantuwaya
Title Director

SIGNATURE BANK, as a Lender

By /s/ Carolyn B. Lattanzi
Name Carolyn B. Lattanzi
Title Senior Lender & Senior Vice President

BANK UNITED, N.A., as a Lender

By /s/ George Manchenko
Name George Manchenko
Title SVP

[Third Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a New Lender and Syndication Agent

By /s/ Christopher M. Doering
Name Christopher M. Doering
Title Senior Vice President

CIBC BANK USA, as a New Lender

By /s/ Michael King
Name Michael King
Title Managing Director

FIRST MIDWEST BANK, as a New Lender

By /s/ Zach Flahaven
Name Zach Flahaven
Title SVP

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as the Departing Lender

By /s/ Brandon Troster
Name Brandon Troster
Title Vice President, Financial Institutions

EXHIBIT A

NOTICE OF BORROWING

Date:                     ,

To:  BMO Harris Bank N.A., as Administrative Agent for the Lenders party to the Credit Agreement dated as of September 13, 2018 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Apex Clearing Corporation, the Guarantors party thereto certain Lenders which are signatories thereto, and BMO Harris Bank N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 13, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among Apex Clearing Corporation, a New York corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association (the “Administrative Agent”). The Borrower hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement as specified below:

1.    The Business Day of the proposed Borrowing is                     ,         .

2.    The aggregate amount of the proposed Borrowing is $                            .

3.    Number of Zero Loan Days during the current month:                             . [Number of Zero Loan Days during any calendar month cannot be less than 5].

4.    The proceeds of the proposed Borrowing shall be used to fund [margin deposits with the NSCC] /or [customer withdrawals from the Reserve Account]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    each of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents is true and correct as of the date of the proposed borrowing, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date;

(b)    no Default has occurred and is continuing or would result from such proposed borrowing;

(c)    after giving effect to such proposed borrowing, the aggregate principal amount of all Loans outstanding does not exceed the Commitment;

(d)    after giving effect to such proposed borrowing, the aggregate principal amount of the Loans outstanding does not exceed the Borrowing Base; and

(e)    Annex 1 attached hereto sets forth data and computations evidencing the Borrowing Base, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

Very truly yours,

APEX CLEARING CORPORATION

By
Name
Title

ANNEX 1

Borrowing Base – Reserve Account

(1)	Amount in Reserve Account as of (the “Reserve Calculation Date”)	$

(2)	Requested customer withdrawals since the Reserve Calculation Date	$

(3)	Deposits required to be made in the Reserve Account since the Reserve Calculation Date	$

(4)	Line (2) minus Line (3) (to the extent positive)	$

(5)	Line (4) multiplied by 100%	$

Borrowing Base – NSCC Margin Deposits

(a)	Previous month 10th lowest NSCC Margin Deposits	$

(b)	Current Eligible NSCC Margin Deposits	$

(c)	Line (b) minus Line (a)	$

(d)	Line (c) multiplied by 80% (to the extent positive)	$

A	Line (5) plus Line (d)	$

B	Commitment	$225,000,000

C	Lesser of Line (A) or Line (B)	$

D	Outstanding Loans	$

E	Availability (Line (C) minus Line (D))	$

EXHIBIT C

APEX CLEARING CORPORATION

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as Administrative
Agent	under, and the Lenders party to, the
Credit	Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of September 13, 2018 among Apex Clearing Corporation, as Borrower, the other Loan Parties party thereto, the Lenders party thereto from time to time, and BMO Harris Bank N.A., as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected                      of the Borrower;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.    The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

5.    The Attachment hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this              day of                      20        .

APEX CLEARING CORPORATION, as Borrower

By
Name
Title

ATTACHMENT TO COMPLIANCE CERTIFICATE

APEX CLEARING CORPORATION

Compliance Calculations for Credit Agreement

Dated as of September 13, 2018

Calculations as of             ,

A. Minimum Total Regulatory Capital (Section 8.21(a))
1. Total Regulatory Capital	$
2. Line A1 shall not be less than	$315,000,000
3. The Borrower is in compliance (circle yes or no)	yes/no

B. Minimum Excess Net Capital (Section 8.21(b))
1. Excess Net Capital	$
2. Line B1 shall not be less than	$200,000,000
3. The Borrower is in compliance (circle yes or no)	yes/no

C. Maximum Total Assets to Total Regulatory Capital Ratio (Section 8.21(c))
1. Total assets	$
2. Cash segregated in compliance with applicable law, rules, or regulations	$
3. Line C1 minus Line C2	$
4. Total Regulatory Capital (Line A1)	$
5. Ratio of Line C3 to line C4	to
6. Line C5 ratio must not be more than	16.0 to 1.0
7. The Borrower is in compliance (circle yes or no)	yes / no

D. Minimum Liquidity Ratio (Section 8.21(d))

1.  Unencumbered marketable securities (determined after taking into account prudent and customary financing haircuts as reasonably determined by the Administrative Agent) (exclusive of any securities on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3)

$

2.  Unencumbered cash (exclusive of any cash on deposit in a Customer Reserve Bank Account or a PAB Reserve Bank Account, as those terms are defined in Exchange Act rule 15c3-3 unless such cash on deposit is available to satisfy any obligation of the Borrower)

$

3.  Eligible NSCC Margin Deposits (solely to the extent of the lesser of (x) the amount, if any, by which the Borrowing Base at such time exceeds the aggregate outstanding amount of Loans and (y) an amount equal to the Commitment minus the aggregate outstanding amount of Loans)

$
4. Sum of Lines D1 plus D2 plus D3	$

5.  Unsecured Indebtedness (other than the Loans, Subordinated Debt and intercompany Indebtedness that is subordinated to the Obligations, and exclusive of any credit balances carried for the account of any customer, broker or dealer)

$
6. Ratio of Line D4 to line D5	to
7. Line D6 ratio shall not be less than	1.0 to 1.0
8. The Borrower is in compliance (circle yes or no)	yes / no

Schedule 2.1

Commitments

NAME OF LENDER	COMMITMENT
BMO Harris Bank N.A.	$75,000,000
U.S. Bank National Association	$50,000,000
Signature Bank	$35,000,000
Bank United, N.A.	$35,000,000
CIBC Bank USA	$20,000,000
First Midwest Bank	$10,000,000

TOTAL	$225,000,000.00